                    As filed with the Securities and Exchange
                         Commission on October 29, 1999

                                                  REGISTRATION NO. 333-

                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 THE KROGER CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Ohio                                                  31-0345740
-------------------------------                             --------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

   1014 Vine Street, Cincinnati, Ohio                             45202
----------------------------------------                    --------------------
(Address of Principal Executive Offices)                        (Zip Code)

                         Fred Meyer 401(k) Savings Plan
          Fred Meyer 401(k) Savings Plan for Bargaining Unit Employees
          ------------------------------------------------------------
                              (Full title of Plans)

                                 Paul W. Heldman
              Senior Vice President, Secretary and General Counsel
                                 The Kroger Co.
                                1014 Vine Street
                             Cincinnati, Ohio 45202
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (513) 762-4000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------
                                              Proposed             Proposed
                                              Maximum              Maximum
Title Of                   Amount             Offering             Aggregate            Amount of
Securities To              To be              Price                Offering             Registration
Be Registered              Registered         Per Share(1)         Price(1)             Fee

Common Stock               1,550,000          $20.34375            $31,532,812          $8,766.12
$1 Par Value               shares(2)

Preferred Stock
Purchase Rights            (3)                (3)                  (3)                  (3)
-----------------------------------------------------------------------------------------------------

(1)        This Registration Statement registers the following shares:

           (Name of Plan)                                   Shares
           --------------                                   ------

           Fred Meyer 401(k) Savings Plan                   1,250,000
           Fred Meyer 401(k) Savings Plan
             for Bargaining Unit Employees                    300,000
                                                            ---------
           Total                                            1,550,000
                                                            =========

           Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the New York Stock Exchange on October 27, 1999, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by THE WALL STREET JOURNAL.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of plan interests to be offered or sole pursuant to the employee benefit plans described herein.

(3) Preferred Stock Purchase Rights will be issued for no additional consideration and therefore no registration fee is required. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                The following documents filed by The Kroger Co. ("Kroger" or "Registrant") with the Securities and Exchange Commission ("Commission") are incorporated herein by reference:

                          1. Annual Report on Form 10-K for the fiscal year
             ended January 2, 1999, as amended;

                          2. All other reports filed pursuant to Section 13(a)
             or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to above; and

                          3. The description of Kroger Common Stock contained in
             Kroger's registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             All documents filed by Kroger pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Kroger Common Stock offered hereby have been sold or which withdraws from registration such shares of Kroger Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.      Description of Securities.

                Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of The Kroger Co. for the year ended January 2,1999 and to the Current Reports on Form 8-K dated August 20, 1999 and October 29, 1999 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to the Company's change in its application of the LIFO method of accounting for store inventories as of December 28, 1997) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements incorporated in this Registration Statement by reference to the Current Report on Form 8-K dated May 10, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The supplemental consolidated financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated May 28, 1999, have been so incorporated in reliance on the report (which contains an explanatory paragraph that describes a change in the Company's application of the LIFO method of accounting for store inventories and an explanatory paragraph that discloses that the supplemental financial statements give retroactive effect to the merger of The Kroger Co. and Fred Meyer, Inc. on May 27, 1999, which has been accounted for as a pooling of interests) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             The consolidated financial statements of Fred Meyer, Inc., as of January 20, 1999 and January 31, 1998 and for the fiscal years ended January 30, 1999, January 31, 1998, and February 1, 1997, incorporated in this Registration Statement by reference to Kroger's Current Report on Form 8-K dated May 28, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             Documents incorporated herein by reference in the future will include financial statements, related schedules and auditors' reports, which financial statements and schedules will have been examined to the extent and for the periods set forth in such opinions by the firm or firms rendering such opinions, and, to the extent so examined and consent to incorporation by reference given, will be incorporated herein by reference in reliance upon such opinions given upon authority of such firms as experts in accounting and auditing.

             A legal opinion to the effect that the shares of Kroger Common Stock offered hereby have been duly authorized and that, when they are issued in accordance with the terms of the Fred Meyer Plans, they will be validly issued and outstanding, fully paid and nonassessable, has been rendered by Paul W. Heldman, Esquire, Senior Vice President, Secretary and General Counsel of Kroger. As of August 31, 1999, Mr. Heldman owned approximately 88,236 shares of Kroger Common Stock and held options to acquire 409,166 shares of Kroger Common Stock.

Item 6.  Indemnification of Directors and Officers.

             Under Kroger's Regulations (by-laws), each present or former director, officer or employee of Kroger and each person who is serving or shall have served at the request of Kroger as a director, officer or employee of another corporation (and his or her heirs, executors or administrators) shall be indemnified by Kroger against expenses actually and necessarily incurred by him or her, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he or she is or may be made a party by reason of being or having been such director, officer or employee, provided (1) he or she is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his or her duty to Kroger or such other corporation, (2) he or she is determined to have acted in good faith in what he or she reasonably believed to be the best interest of Kroger or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he or she is determined to have had no reasonable cause to believe that his or her conduct was unlawful. See also Ohio Revised Code, Section 1701.13.

             The foregoing indemnification provisions are not exclusive of any other rights to which such director, officer or employee may be entitled under Kroger's Articles of Incorporation or Regulations, any agreement, any insurance purchased by Kroger, any vote of shareholders or otherwise.

             Kroger has purchased insurance insuring officers and directors of the company against certain liabilities incurred in their capacities as such in order to insure Kroger against any payments which it is obligated to make to such persons under the foregoing indemnification provisions.

             The Agreement and Plan of Merger, dated as of October 18, 1998 (the "Merger Agreement"), among Kroger, Jobsite Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), and Fred Meyer, Inc. ("Fred Meyer") provides that each present and former director and officer of Fred Meyer or any of its subsidiaries after our acquisition of Fred Meyer (the "Merger") will be indemnified by Kroger against any costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions existing or occurring at or prior to the Merger, whether asserted or claimed prior to, at or following the Merger, to the fullest extent permitted under the Delaware General Corporation Law. Without limiting the generality of the foregoing, in the event any person entitled to indemnification under such provisions becomes involved in any claim, action, proceeding or investigation after the Merger, Kroger will periodically advance to such person his or her reasonable legal and other reasonably incurred expenses, including the cost of any investigation and preparation incurred in connection with the claim, action, preceding or investigation, subject to the person providing an undertaking to reimburse all amounts advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such person is not entitled the advancing of the expenses.

             For six years from the Merger, the Registrant must maintain in effect the current directors' and officers' liability insurance covering those persons who are currently covered by Fred Meyer's directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring on or prior to the Merger, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement (the "Current Premium"). If such premiums for such insurance would at any time exceed 200% of the Current Premium, then the Registrant shall cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to 200% of the Current Premium.


Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

             (a) The exhibits listed in the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

             (b) The Plans have been or will be submitted to the IRS in a timely fashion, and the Registrant undertakes to submit to the IRS in a timely fashion any amendments to the Plans and to make any changes required by the IRS in order to qualify the Plans under the Internal Revenue Code.


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                          (a) to include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933 ("Securities Act");

                          (b) to reflect in the prospectus any facts or events
             arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (c) to include any material information with respect
             to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

             4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 29, 1999.

                                        THE KROGER CO.


                                        By              *
                                           ----------------------------
                                           Joseph A. Pichler, Chairman
                                           of the Board of Directors
                                           and Chief Executive Officer



                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 1999.


Signature                                Title
---------                                -----


             *                           Executive Vice President and
------------------------------           Chief Financial Officer
W. Rodney McMullen                       (principal financial officer)

             *                           Vice President and Corporate
------------------------------           Controller
J. Michael Schlotman                     (principal accounting
                                          officer)

             *                           Chairman of the Board of
------------------------------           Directors and Chief Executive
Joseph A. Pichler                        Officer
                                         (principal executive officer)

             *                           Chief Operating Officer and
------------------------------           Director
Robert G. Miller

             *                           President and Director
------------------------------
David B. Dillon

             *                           Director
------------------------------
Reuben V. Anderson

             *                           Director
------------------------------
Robert D. Beyer

             *                           Director
------------------------------
Ronald W. Burkle

             *                           Director
------------------------------
John L. Clendenin

             *                           Director
------------------------------
Carlton J. Jenkins

             *                           Director
------------------------------
Bruce Karatz

             *                           Director
------------------------------
John T. LaMacchia

             *                           Director
------------------------------
Edward M. Liddy

             *                           Director
------------------------------
Clyde R. Moore

             *                           Director
------------------------------
T. Ballard Morton, Jr.

                                         Director
------------------------------
Thomas H. O'Leary

             *                           Director
------------------------------
Katherine D. Ortega

             *                           Director
------------------------------
Steven R. Rogel

             *                           Director
------------------------------
Martha Romayne Seger

                                         Director
------------------------------
Bobby S. Shackouls

             *                           Director
------------------------------
James D. Woods

*By (Bruce M. Gack)
    Bruce M. Gack
    Attorney-in-fact

                                INDEX OF EXHIBITS
                                -----------------


Exhibit 4.1         Provisions of amended Articles of Incorporation.
                    Incorporated by reference to Exhibit 3.1 of Kroger's Quarterly Report on Form 10-Q for the quarter ended October 3, 1998. Provisions of Regulations (by-laws) of The Kroger Co. defining the rights of security holders. Incorporated herein by reference to Exhibit 4.2 of Kroger's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 28, 1993 and bearing Registration No. 33-57552.

Exhibit 4.2 Amended and Restated Rights Agreement. Incorporated by reference to Exhibit 1 of Form 8-A/A Registration Statement, dated April 4, 1997, as amended by Form 8-A/A dated October 18, 1998.

Exhibit 5           Opinion of Paul W. Heldman, Esquire, including his consent.
                    Filed herewith.

Exhibit 23.1 Consent of PricewaterhouseCoopers, LLP, Independent Accountants. Filed herewith.

Exhibit 23.2        Consent of Deloitte & Touche LLP, Independent Accountants.
                    Filed herewith.

Exhibit 23.3 Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of Kroger. Filed herewith.